News Media Contact: Mary Ann Kabel News Media Line: 937-224-5940 mary.kabel@aes.com or 937-608-4030 For Immediate Release: Dayton Power & Light Company names energy industry leader Kristina Lund as president and CEO Lund’s leadership brings new focus to customer value through technology and continues AES’ significant investment DAYTON, Ohio – October 29, 2020 – Dayton Power & Light Company (DP&L), a subsidiary of The AES Corporation (NYSE: AES), announces Kristina Lund has been named president and CEO of the utility which serves approximately 527,000 customers in west central Ohio. “Kristina’s spirit of innovation and focus on customer insights makes her uniquely qualified to lead DP&L as we invest in transformational digital solutions that create additional customer value,” said Lisa Krueger, president of AES US. “Our customers, our people and the communities we serve will benefit from Kristina’s leadership in providing personalized and sustainable energy services that will improve lives.” Lund and her senior leadership team have overall responsibility to provide safe, reliable and affordable electric service to the over 1 million customers served by DP&L and Indianapolis Power & Light Company (IPL) as she is president of the US Utilities for AES. Krueger, who has been deeply involved in developing the strategic plans for both utilities over the past two years, will become Executive Chairman of the board of DP&L and its holding company, DPL Inc., as well as IPL and its holding company, IPALCO. Krueger also leads strategic growth plans across the US, including AES Clean Energy, which delivers greener, smarter energy solutions the world needs. Lund is a senior energy executive with a nearly 15-year tenure at AES. Most recently she was Chief Product Officer for carbon free energy, and prior to that role, Lund served as a regional Chief Financial Officer. She led financial affairs and execution for AES businesses in 13 countries that represented more than $10 billion in assets. As Vice President, Corporate Strategy and Investment, Lund developed the company’s strategy and facilitated its Investment Committee, which determines AES’ global investment priorities. “I am excited for the opportunity to lead DP&L during a time of transformation and innovation in the energy industry,” said Lund. “I am committed to bringing value to the company through investments in technology and infrastructure that benefit our customers, such as our recently filed smart grid settlement and the introduction of AES’ global smart operations center at MacGregor Park in Dayton.” Lund holds a Bachelor of Arts in Economics from Wellesley College and a Master of Business Administration from Harvard Business School. Lund and her family live in Indianapolis, Ind. dpandl.com

News Media Contact: Mary Ann Kabel News Media Line: 937-224-5940 mary.kabel@aes.com or 937-608-4030 ### About The Dayton Power and Light Company and AES Corporation The Dayton Power and Light Company is the principal subsidiary of DPL Inc. (DPL), a regional energy provider and an AES company. DPL’s primary subsidiaries include The Dayton Power and Light Company. The Dayton Power and Light Company, a regulated electric utility, provides service to over 527,000 customers in West Central Ohio. For more information about the company, please visit www.dpandl.com. Connect with DP&L at www.twitter.com/dpltoday, www.linkedin.com/company/dayton-power-and-light, and at www.facebook.com/DPLToday. About AES The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. Media Contact: Mary Ann Kabel DP&L Corporate Communications Phone: 937-608-4030 Email: mary.kabel@aes.com Note: Kristina Lund’s headshot is available upon request. dpandl.com